UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 19, 2011, US Gold Corporation (the “Company”) and its subsidiary, Tonkin Springs LLC, entered into a Purchase and Sale Agreement (the “Agreement”) with Gold Standard Royalty (Nevada) Inc., a Nevada corporation, and Julian E. Simpson, individually and as personal representative of the Estate of Jean C. Simpson (collectively, Gold Standard Royalty (Nevada) Inc. and Simpson are referred to as “Sellers”) pursuant to which the Company has agreed to purchase 478 lode and mill site mining claims in the State of Nevada (“Mining Claims”) from Sellers.  The Mining Claims comprise a portion of the Company’s Tonkin complex known as Tonkin North and a portion of the Pat Canyon Project.  The Company has previously maintained a leasehold interest in the Mining Claims pursuant to a lease agreement with the Sellers.  The terms and conditions of the Agreement were negotiated pursuant to the provisions of a letter of intent executed by the parties effective February 10, 2011.

Pursuant to the terms of the Agreement, the Company has agreed to pay an aggregate of Cdn$8.4 million to the Sellers and grant them a 2% net smelter royalty interest (“NSR Royalty”) in the Mining Claims.  The NSR Royalty payable with regard to the portion of the Mining Claims comprising Tonkin North is payable on gold produced in excess of 680,600 ounces from Tonkin North.  The NSR Royalty payable on the remainder of the Mining Claims is calculated separately and subject to no minimum production.  The Sellers are obligated to maintain the Mining Claims in good standing under federal and state law until the transaction is completed, estimated to be July 31, 2011.

Closing of the transaction contemplated by the Agreement is subject to delivery and recording of deeds and other documents customary for transactions of this nature.

The description contained in this report is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1	Purchase and Sale Agreement between the Company and Tonkin Springs LLC, as purchasers, and Gold Standard Royalty (Nevada) Inc., and Julian E. Simpson, as Sellers, dated July 19, 2011

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding completion of transactions to which the Company is party. Factors that could cause actual results to differ materially from projections or estimates include, among others, actions of third parties over which the Company has no control, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2010, and other filings made by the Company with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in this report. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: July 25, 2011	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

Exhibit 10.1	Purchase and Sale Agreement between the Company and Tonkin Springs LLC, as purchasers, and Gold Standard Royalty (Nevada) Inc., and Julian E. Simpson, as Sellers, dated July 19, 2011